UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 24, 2011

FleetCor Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-35004	72-1074903
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

655 Engineering Drive, Suite 300, Norcross, Georgia		30092-2830
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(770) 449-0479

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 24, 2011, FleetCor Technologies, Inc. held its annual meeting of stockholders. Proxies for the meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. The following matters were submitted to a vote of the stockholders.

Proposal 1 — votes regarding the election of three Class I Directors for a term expiring in 2014 were as follows:

Name	For	Withheld	Broker Non-Votes
John R. Carroll	62,205,233	800,591	226,842
Mark A. Johnson	62,756,906	248,922	226,842
Steven T. Stull	62,622,371	383,453	226,842

Proposal 2 — votes on a proposal to ratify the appointment of Ernst & Young LLP as FleetCor’s independent auditor for the fiscal year ending December 31, 2011 were as follows:

For	Against	Abstentions
63,160,547	71,894	225

Proposal 3 — the advisory votes on executive compensation, often referred to as “say on pay,” were as follows:

For	Against	Abstentions	Broker Non-Votes
59,884,168	3,024,686	96,970	226,842

Proposal 4 — the advisory votes on the frequency of future advisory votes on executive compensation, often referred to as “say when on pay,” were as follows:

One year	Two years	Three years	Abstentions	Broker Non-Votes
15,123,062	223,331	47,405,546	253,885	226,842

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FleetCor Technologies, Inc.

May 25, 2011	By:	/s/ Sean Bowen

Name: Sean Bowen
Title: General Counsel